Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

RenovoRx, Inc.

4546 El Camino Real, Suite B1

Los Altos, CA 94022

Ladies and Gentlemen:

All initially capitalized terms not otherwise defined herein shall have the meanings given to those terms in Schedule I annexed hereto.

1. Subscription.

(a) The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from RenovoRx, Inc., a Delaware corporation (the “Company”), the number of units of Company securities as described below (“Units”) set forth on the signature page hereof. Each Unit shall consist of (i) two shares (each a “Share” and collectively, the “Shares”) of Common Stock, (ii) two (2) five-year warrants each to purchase one (1) share of Common Stock (a “Series A Warrant” and collectively the “Series A Warrants”) and (iii) one two-year warrant to purchase one (1) share of Common Stock (a “Series B Warrant” and collectively, the Series B Warrants, and collectively with the Series A Warrants, the “Warrants”). The purchase price per Unit shall be equal to the sum of (a) the lower of (i) 200% of the Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) immediately preceding the date that the Unit Price (as defined below) is agreed to by the Company and the Placement Agent (the “Pricing Date”), or (ii) 200% of the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five (5) Trading Days immediately preceding the Pricing Date (the lower of such prices being referred to as the “Market Price”) and (b) (i) $0.25 (the value attributable by Nasdaq to the two (2) Series A Warrants included in the Unit) and (ii) $0.125 (the value attributable to the Series B Warrant included in the Unit) (or $0.25 (the value attributable to two (2) Series B Warrants, if there is an additional Series B Warrant included in the Unit, as provided below) (collectively, the “Unit Price”). Notwithstanding the foregoing, if the Unit Price is greater than $4.00 (excluding the value attributable by Nasdaq to a second Series B Warrant), then each Unit will include an additional Series B Warrant for a total of two (2) Series B Warrants. If a Purchaser’s acquisition of Shares would cause the beneficial ownership of such Purchaser (as calculated in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) to exceed 4.99% of the Company’s outstanding Common Stock, in lieu of each Share that would cause such Purchaser to exceed 4.99%, such Purchaser may receive a pre-funded warrant to purchase one (1) share of Common Stock (the “Pre-Funded Warrants”). The Company will not issue Units to the Purchaser, but the Shares (or Pre-Funded Warrants as applicable) and Warrants shall be separable from the Units and the Purchaser will be issued the applicable number of Shares (or Pre-Funded Warrants) and Warrants included in the Units purchased by the Purchaser. Purchase acknowledges that no actual Units will be issued in the Offering, but rather just the Shares (or Pre-Funded Warrants), Series A Warrants and Series B Warrants.

(b) Exercise of Warrants. The Series A Warrants will be exercisable for shares of Common Stock (the “Series A Warrant Shares”) for a period of five (5) years after the Closing Date (as defined below) at an exercise price per share equal to the Market Price. The Series B Warrants will be exercisable for shares of Common Stock (the “Series B Warrant Shares” and collectively with the Series A Warrant Shares, the “Warrant Shares”) for a period of two (2) years after the Closing Date at an exercise price per share equal to the Market Price. In the event that the Purchaser desires, at any time, to exercise any of the Warrants, the Purchaser shall deliver written notice of such exercise, as provided in the Warrants (a “Notice of Exercise”) and comply with all other terms for exercise provided in the Warrants. Any and all calculations under this Section 1 shall be made to the nearest cent and/or rounded down to the nearest whole share, as the case may be.

(c) Company’s Right to Call Series B Warrants. As provided for in the Series B Warrant, commencing six (6) months after the Closing Date (defined hereafter), the Series B Warrants shall be callable by the Company at a price of $0.0001 per Series B Warrant (the “Call Price”) at any time that (a) the volume of trading of the Common Stock on the Nasdaq Capital Market or any other national exchange on which the Common Stock is then traded is at least 75,000 shares on each Trading Day for seven consecutive Trading Days and the Nasdaq Official Closing Price for each such Trading Day exceeds the then current exercise price of the Series B Warrants by more than 150% of such exercise price of the Series B Warrants and (ii) the Warrant Shares have been registered pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) which is then currently effective and the Series B Warrant Shares may be offered for resale pursuant to a prospectus included in such registration statement. In the event that the terms applicable to the Company’s rights to call the Series B Warrants have been satisfied, the Company may send written notice to the Purchaser within ten (10) Trading Days after any date that such terms have been satisfied (the “Call Notice”) and the Purchaser shall have a period of five (5) Trading Days after receipt of the Call Notice to deliver a Notice of Exercise to the Company. If the Purchaser shall fail to deliver a Notice of Exercise to the Company, during such five (5) Trading Day period to exercise the number of Series B Warrants called, such Series B Warrants shall be void and terminated save for each Purchaser’s right to return such Purchaser’s Series B Warrants to the Company in consideration for payment of the aggregate Call Price for such Series B Warrants.

2. The Offering. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement and the PPM relating to a private placement offering conducted pursuant to the provisions of Section 506(b) promulgated under Regulation D (“Regulation D”) of the Securities Act (the “Offering”) by the Company of Units and the Shares and Warrants included in such Units (the “Offered Securities”). The closing of the Offering to which this Subscription Agreement relates (the “Closing”) shall be held no later than the fourth (4th) Trading Day after the Pricing Date, unless the Placement Agent and the Company mutually agree, in writing, to an earlier or later date (the “Closing Date”). The Closing shall take place in one single closing on the Closing Date. Notwithstanding the foregoing, if either subscriptions have not been received for the Minimum Aggregate Offering Amount or the applicable funds have not been deposited in the Escrow Account on or before April 30, 2024, unless such date is extended by the mutual agreement of the Company and the Placement Agent, in writing, for up to an additional thirty (30) days, the Offering shall be terminated, and all funds received from subscribers will be returned without interest or deductions, and this Subscription Agreement shall thereafter be of no further force or effect. The Company may also earlier terminate the Offering in its discretion prior to Closing, in which case and all funds received from subscribers will also be returned without interest or deductions, and this Subscription Agreement shall thereafter be of no further force or effect.

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3. Payment. The Purchaser will make a wire transfer payment to the Escrow Account for this Offering, pursuant to the instructions included herein in the full amount of the purchase price of the Units being subscribed for hereby. Wire transfer instructions are set forth in the Subscription Instructions included on the last page hereof under the heading “To subscribe for Units in the private placement offering of RenovoRx, Inc.” Together with a wire transfer for the full purchase price, the Purchaser is delivering a completed and executed Signature Page to this Subscription Agreement, a completed and executed Purchaser Questionnaire, in the form attached hereto as Exhibit A (the “Purchaser Questionnaire”), and such other documents as required by the Placement Agent (collectively, the “Subscription Documents”).

4. Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder, including the issuance of the Shares and the Warrants, until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement, along with all other applicable Subscription Documents. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

5. Registration Rights.

(a) The Company shall use commercially reasonable efforts to prepare and file with the SEC, within fifteen (15) days after the Closing Date (the “Filing Date”), and cause the SEC to declare effective, as promptly as possible, after the filing thereof, but no later than the earlier of (i) thirty (30) days following the Filing Date (or, in the event the Staff reviews and has written comments to such filing, sixty (60) days following the Filing Date) and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing) by the SEC that the filing will not be “reviewed” or will not be subject to further review a Registration Statement under the Securities Act (the “Registration Statement”), covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act (“Rule 415”).

(b) The Purchaser acknowledges that the Company is under a contractual obligation to register for public resale 6,133,414 shares of Common Stock and 6,133,414 shares of Common Stock underlying warrants issued by the Company in a private placement which closed on January 26, 2024 (the “January 2024 Private Placement”). In addition to the efforts required by the Company in Section 5(a), the Company will use its commercially reasonable efforts to cause the SEC to declare the Registration Statement effective concurrently with any registration statement filed to register the securities issued in the January 2024 Private Placement.

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(c) Notwithstanding the registration obligations set forth in Section 5(a), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 or other applicable regulations, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform the Purchaser thereof and use its reasonable efforts to file amendments to the registration statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC. If the SEC or any publicly available written or oral guidance of the SEC staff sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular registration statement as a secondary offering, the Company shall reduce the Registrable Securities on a pro rata basis among the participating investors (the “Holders”) in this Offering, in proportion to the aggregate amount of Registrable Securities to be registered on behalf of each.

(d) In connection with the Company’s registration obligations hereunder, the Company shall, as promptly as reasonably possible under the circumstances, taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a registration statement nor such prospectus, included therein, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders to suspend the use of any prospectus until the requisite changes to such prospectus have been made, then the Holders shall suspend use of such prospectus.

(e) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and the natural persons thereof that have voting and dispositive control over the shares, substantially in the form attached hereto as Exhibit C, as well as such other information about the Purchaser as may reasonably be requested by the Company to facilitate such registration.

(f) To the extent the Purchaser authorizes for inclusion any Registrable Securities in a registration statement pursuant to this Section 5, the Purchaser will indemnify and hold harmless the Company, its directors and officers and any controlling person from and against, and will reimburse the Company, its directors and officers and any controlling person with respect to, any and all loss, damage, liability, cost, or expense to which the Company, its directors and officers or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished by or on behalf of the Purchaser specifically for use in the preparation thereof, and provided further that the maximum amount that may be recovered from the Purchaser shall be limited to the amount of proceeds received by the Purchaser from the sale of such Registrable Securities.

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(f) If: after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each monthly anniversary of each such Event until the applicable Event is cured, the Company shall pay to Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of: (1) 0.50% multiplied by (2) the aggregate purchase price paid by such Holder pursuant to this Agreement for the Registrable Securities that were registered on such Registration Statement (the “Liquidated Damages”); provided that the maximum aggregate Liquidated Damages payable to a Holder of Registrable Securities under this Agreement shall be 5.0% of the aggregate purchase price paid by such Holder pursuant to this Agreement for the Registrable Securities then held by such Holder. No Event shall be deemed to occur or continue if such Event is caused by delays which are solely attributable to (i) the failure of a Holder to timely advise the Company of any information regarding such Holder for inclusion in the Registration Statement, but any such failure shall apply only to that particular Holder, or (ii) the resolution of comments from the Commission pertaining to the Holders.

6. Restrictions on Transfer.

(a) The Purchaser understands and agrees that the Offered Securities and the Warrant Shares are subject to the transfer restrictions specified herein and in the Warrants, and that neither the Offered Securities nor the Warrant Shares have been registered under the Securities Act or the securities laws of any state or other jurisdiction; accordingly, the Offered Securities and the Warrant Shares must each be held indefinitely unless they are subsequently registered or unless, in the opinion of counsel reasonably acceptable to the Company, a sale or transfer may be made in compliance with the provisions of this Subscription Agreement and the Warrants, as the case may be, and without registration under United States securities laws and the applicable securities laws of any state or other jurisdiction.

(b) The Purchaser further agrees that legends may be placed on the certificates for the Shares, the Warrants and the Warrant Shares, or applicable restrictive notations, if the Shares or Warrant Shares are issued in book entry form, restricting the transfer thereof, and that appropriate notations may be made in the Company’s stock books and stop transfer instructions placed with the transfer agent of the shares of Common Stock, each in a manner generally consistent with the foregoing.

(c) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act (“Rule 144”), which permits resale of “restricted securities” acquired by non-affiliates of the issuer thereof, directly or indirectly, from the issuer (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things, the availability of certain public information about the Company and the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold.

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(d) The Purchaser further understands that at the time the Purchaser wishes to sell any of the Offered Securities and any Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Purchaser may be unable to sell any of the Offered Securities or Warrant Shares, because any of such securities have not been registered under the Securities Act or Rule 144 is not available to the Purchaser for the sale of such securities. The Company does not intend to register the Warrants for resale, but only the Warrant Shares available upon exercise of the Warrants and, therefore, transferability of the Warrants will be very limited.

(e) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A promulgated under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

7. Representations and Warranties.

The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a) None of the Offered Securities or the Warrant Shares issuable upon the exercise of the Warrants have been registered under the Securities Act or the securities laws of any state or other jurisdiction. The Purchaser understands that the offering and sale of the Offered Securities and the issuance of Warrant Shares upon exercise of the Warrants is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and the provisions of Regulation D, specifically Section 506(b) of Regulation D, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.

(b) Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received all documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein.

(c) Neither the SEC nor any state securities commission or other regulatory authority has approved the Units, the Shares, the Warrants or the Warrant Shares, or passed upon or endorsed the merits of the offering of securities or confirmed the accuracy or determined the adequacy of the Offering. The Offering has not been reviewed by any federal, state or other regulatory authority.

(d) All documents, records, and books pertaining to the investment in the Offered Securities have been made available for inspection by the Purchaser and the Purchaser’s Advisers, if any.

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(e) The Purchaser and the Purchaser’s Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and sale of the Offered Securities and the business, financial condition and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and such Advisers, if any.

(f) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in this Subscription Agreement.

(g) The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering of the Offered Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and sale of the Offered Securities ,and is not subscribing for the Offered Securities and did not become aware of the Offering of the Offered Securities through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

(h) The Purchaser, together with the Purchaser’s Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Offered Securities and the Company and to make an informed investment decision with respect thereto.

(i) The Purchaser is aware that the Placement Agent, in consideration for its services relating to this Offering will receive, with respect to subscriptions made in this Offering through the Placement Agent, (a) a placement fee equal to 12% of the gross purchase price paid for the Units, and (b) warrants to purchase an aggregate amount of shares of Common Stock equal to 9% of the Shares sold in this Offering. For investors introduced to the Offering by the Company, including officers, employees and directors, the Placement Agent will receive (a) a placement fee equal to 3% of the gross purchase price paid for the Units, and (b) warrants to purchase an aggregate amount of shares of Common Stock equal to 3% of the Shares sold in this Offering. The warrants issued to the Placement shall be exercisable for a term of five (5) years beginning six (6) months after the Closing Date and shall be exercisable at an exercise price equal to 120% of the Unit Price.

(j) Neither the Purchaser, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Purchaser, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) of Regulation D (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Purchaser has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Offered Securities by the Purchaser will not subject the Company to any Disqualification Event.

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(k) Other than the compensation payable to the Placement Agent as described herein, the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

(l) The Purchaser is not relying on the Placement Agent, the Company or either of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Offered Securities, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers.

(m) The Purchaser is acquiring the Offered Securities and the Warrant Shares, upon any exercise of the Warrants, solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Offered Securities or the Warrant Shares, and the Purchaser has no plans to enter into any such agreement or arrangement.

(n) The Purchaser understands and agrees that the Purchaser must bear the substantial economic risks of the investment in the Offered Securities indefinitely because none of the Offered Securities nor the Warrant Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and the applicable securities laws of any state or other jurisdiction or an exemption from such registration is available. To the extent they have not been registered under the Securities Act or the securities law of any state or other jurisdiction, as applicable, legends shall be placed on the Shares, the Warrants and the Warrant Shares to the effect that they have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and appropriate notations thereof will be made in the Company’s stock books. Stop transfer instructions will be placed with the transfer agent of the Company’s shares of Common Stock. There will not be any assurance that such securities will be freely transferable at any time in the foreseeable future.

(o) The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity from its investment in the Offered Securities for an indefinite period of time.

(p) The Purchaser is aware that an investment in the Offered Securities is speculative and high risk, involving a number of very significant risks. The Purchaser has carefully read, considered and understand the disclosures and matters set forth in the PPM (including under the caption “Risk Factors” therein) and in each of the Company’s filings with the SEC incorporated by reference in the PPM (the “SEC Filings”), and, in particular, acknowledges that the Company is a pre-revenue stage biotechnology company, has significant operating losses since inception, limited assets, is engaged in a highly competitive business and will need additional capital which will result in dilution to the Purchaser if the Purchaser is not able to participate in future offerings.

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(q) Purchaser has reviewed the Company’s Current Report on Form 8-K, filed with the SEC on February 23, 2024, and understands that on February 21, 2024, the Company received a written notice from the Nasdaq Capital Market that it would commence delisting proceedings, with respect to the Common Stock, if it did not request a hearing (the “Hearing”) the Nasdaq Hearing Panel, which it did, and a hearing was scheduled for April 23, 2024. This relates to the Company’s being unable to provide evidence of its full compliance with all applicable criteria for continued listing of its Common Stock on the Nasdaq Capital Market, including the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(2) (the “Minimum Stockholders Equity Requirement”), on or before February 19, 2024. At the Hearing the Company will present its plan to meet the Minimum Stockholders Equity Requirement or the alternative listing criterion of a minimum of $35 million in market value of listed securities. Purchaser further understands that the funds raised in this Offering may assist the Company in satisfying such applicable criteria for continued listing on the Nasdaq Capital Market, but there is no assurance of such compliance. Purchaser acknowledges that there is a risk that the Company may be unable to satisfy the continuing listing requirements of the Nasdaq Capital Market, which could lead to the Common Stock being delisted, which in turn would substantially harm your investment in the Company.

(r) The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D.

(s) The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other Subscription Documents and certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Offered Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Offered Securities, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

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(t) The Purchaser and the Purchaser’s Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the PPM and the SEC Filings and all documents received or reviewed in connection with the purchase of the Offered Securities and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, and business of the Company deemed relevant by the Purchaser or the Purchaser’s Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and its Advisers, if any.

(u) Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering and sale of the Offered Securities. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Offered Securities.

(v) The Purchaser has significant prior investment experience, including investment in non-registered securities of pre-revenue biotechnology companies like the Company. The Purchaser is knowledgeable about investment considerations in such companies with limited operating histories. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Offered Securities will not cause such commitment to become excessive. The investment in the Offered Securities is a suitable one for the Purchaser.

(w) The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which the Purchaser or the Purchaser’s Advisers, if any, consider material to a decision to make this investment. The Purchaser is relying on the Purchaser’s own examination, together with the Purchaser’s Advisers, if any, of the Company and the terms of the Offering and sale of the Offered Securities, including the merits and risks involved in making an investment decision.

(x) The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the PPM and the SEC Filings (including the documents incorporated by reference therein) were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

(y) No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Purchaser’s Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in this Subscription Agreement.

(z) Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject.

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(aa) THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE PPM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(bb) In making an investment decision, investors must rely on their own examination of the Company and the terms of the Offering and sale of the Offered Securities, including the merits and risks involved. The Purchaser should be aware that it will be required to bear the financial risks of this investment for an indefinite period of time.

(cc) The Purchaser acknowledges and agrees that the Offered Securities have not been registered under the Securities Act.

(dd) (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (1) is responsible for the decision to invest in the Company; (2) is independent of the Company or any of its affiliates; (3) is qualified to make such investment decision; and (4) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(ee) The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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(ff) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(gg) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

(hh) If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

2 A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(ii) The Purchaser understands and agrees that in addition to the Company, the Placement Agent will rely on the representations and warranties made by the Purchaser in this Subscription Agreement, in order to fulfill among other things, certain obligations under Financial Industry Regulatory Authority (“FINRA”) rules and SEC regulations.

8. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company and the Placement Agent and each of their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

9. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

10. Modification. This Subscription Agreement shall not be amended, modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought; provided, however, that Section 5 hereof may be amended, modified or waived by the Company and the holders more than 50% of the Shares purchased in the Offering, which amendment, modification or waiver shall bind all holders of Registrable Securities.

11. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof. If any notice is delivered by fax or email to a party, it will be deemed to have been delivered on the date the fax or email thereof is actually received, provided the original thereof is sent by certified mail, in the manner set forth above, within twenty-four (24) hours after the fax or email is sent.

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12. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Shares, the Warrants or the Warrant Shares, as the case may be, shall be made only in accordance with the respective requirements of this Subscription Agreement, the Warrants and all applicable laws. Any purported transfer or assignment in violation of this Section 12 shall be null and void.

13. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within said State.

14. Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

(a) Arbitration is final and binding on the parties.

(b) The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c) Pre-arbitration discovery is generally more limited and different from court proceedings.

(d) The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

(e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(f) All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration in New York, New York. Judgment on any award of any such arbitration may be entered in any court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Subscription Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

15. Blue Sky Qualification. The purchase of Offered Securities under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Offered Securities from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

16. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

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17. Confidentiality.

(a) The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

(b) The Purchaser acknowledges and agrees that certain information provided by the Company in connection with the Offering may constitute material non-public information under United States or other applicable securities laws, and that the receipt of such information, if deemed to be material non-public information, may restrict the Purchaser’s ability to trade in securities of the Company, including but not limited to the Shares, the Warrant Shares or any other shares of Common Stock of the Company, until such time as the information is made public. The Company undertakes no obligation to make public disclosure of such information at any time, other than as may be required under applicable United States securities laws. The provisions of this Section 17 are in addition to, and do not supersede or replace, the Purchaser’s obligations under any non-disclosure or confidentiality agreement previously entered into by the Purchaser with the Company.

18. Miscellaneous.

(a) Except as otherwise expressly provided herein, this Subscription Agreement, along with all of the other Subscription Documents constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and thereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b) The representations and warranties of the Company and the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Shares and the Warrants.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f) Section titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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PRIVATE PLACEMENT OFFERING OF

RENOVORX, INC.

SUBSCRIPTION INSTRUCTIONS

To subscribe for Units in the private placement offering of RenovoRx, Inc.:

1.	Complete and Sign the Subscription Agreement.

2.	Complete and Sign the Purchaser Questionnaire.

3.	Deliver funds in the amount equal to the subscription amount, in immediately available funds in the form of a certified or cashier’s check payable or a wire transfer of immediately available funds to be delivered by Newbridge to the Escrow Agent.

RENOVORX, INC.

PURCHASER SIGNATURE PAGE TO THE

SUBSCRIPTION AGREEMENT

By execution and delivery of this signature page, you are (a) agreeing to become (i) a Purchaser, as defined in this Subscription Agreement, by and among RenovoRx, Inc., a Delaware corporation (the “Company”), and you, and (b) acknowledging that you have read and acknowledge each of the representations in the Subscription Agreement section entitled “Representations and Warranties,” and (c) hereby representing that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The Company’s countersignature will be delivered to each Purchaser as part of the closing of the transaction.

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of $____________ in consideration for the following number of Units (number of Shares and Warrants):

Number of Units: _______________________

Number of Units with Pre-funded Warrants (if applicable): __________________________________

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON/ COMMUNITY PROPERTY, or if the purchaser is a REVOCABLE TRUST:

PURCHASER:	JOINT PURCHASER (if any):

Print Name:	Print Name:

SSN#:	SSN#:

Signature:	Signature:

Date:	Date:

Address:_________________________________________________________________________________________

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or IRREVOCABLE TRUST:

Name of Entity:	Federal Tax Payer ID:

Print Name (Signatory):	Additional Name (if any):

Title:	Title:

Signature:	Signature:

Date:	Date:

Address:_________________________________________________________________________________________

State of Organization: _________

RENOVORX, INC.

COMPANY SIGNATURE PAGE TO THE

SUBSCRIPTION AGREEMENT

Company hereby accepts the Subscription under the Subscription Agreement by the above Purchaser for a total subscription amount, number of Units (number of Shares and Warrants) set forth therein.

Date: __________________	RENOVORX, INC.

By:
	Name:	Shaun Bagai
	Title:	Chief Executive Officer

[Company Signature Page to RenovoRx Subscription Agreement]

SCHEDULE I

Definitions

The following are defined terms used in the Subscription Agreement to which this Schedule I is attached.

“Common Stock” means the shares of common stock, par value $0.0001 per share of the Company.

“Engagement Agreement” means the letter agreement, dated March 7, 2023, pursuant to which the Company engaged the Placement Agent as its exclusive placement agent in connection with the Offering.

“Escrow Account” means the escrow account maintained with Flagstar Bank, N.A. by the Company and the Placement Agent, for the deposit of subscription funds prior to Closing.

“PPM” means the Company’s Confidential Private Placement Memorandum for the Offering.

“Minimum Aggregate Offering Amount” means $7,000,000.

“Placement Agent” means Newbridge Securities Corporation, the exclusive placement agent in connection with the Offering, pursuant to the terms and conditions of the Engagement Agreement.

“Registrable Securities” means, as of any date of determination, (i) the Shares and the Warrant Shares and (ii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, registration statement hereunder with respect thereto) (x) if such Registrable Securities have been disposed of by the Purchaser in accordance with such effective registration statement, (y) if such Registrable Securities have been previously sold in accordance with Rule 144, or (z) for so long as such securities are eligible for resale without volume or manner-of-sale restrictions and current public information being available pursuant to Rule 144 as reasonably determined by the Company, upon the advice of counsel to the Company.

“Securities Act” means the United Securities Act of 1933, as amended.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).